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Exhibit 99.2

MACK-CALI REALTY CORPORATION

        NEWS RELEASE

        For Immediate Release

Contact: Barry Lefkowitz	Virginia Sobol
Executive Vice President	Vice President, Marketing
and Chief Financial Officer	and Public Relations
(908) 272-8000	(908) 272-8000

MACK-CALI REALTY CORPORATION
ANNOUNCES FIRST QUARTER RESULTS

        CRANFORD, NEW JERSEY—May 7, 2004—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2004.

        Highlights of the quarter included:

  •
  Reported net income per diluted share of $0.44;

  •
  Reported FFO per diluted share of $0.87;

  •
  Sold $200 million of 10-year senior unsecured notes; and

  •
  Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

        Net income available to common shareholders for the first quarter 2004 equaled $26.3 million, or $0.44 per share, versus $30.0 million, or $0.52 per share, for the same quarter last year.

        Funds from operations (FFO) available to common shareholders for the quarter ended March 31, 2004 amounted to $64.9 million, or $0.87 per share, versus $69.0 million, or $0.97 per share, for the quarter ended March 31, 2003.

        Total revenues for the first quarter 2004 decreased 1.0 percent to $145.9 million as compared to $147.3 million for the same quarter last year.

        All per share amounts presented above are on a diluted basis.

        The Company had 60,401,346 shares of common stock, 10,000 shares of cumulative redeemable perpetual preferred stock, 7,789,498 common operating partnership units and 215,018 $1,000-face-value preferred operating partnership units outstanding as of March 31, 2004.

        The outstanding preferred units are convertible into 6,205,425 common operating partnership units. Assuming conversion of all preferred units into common units, the Company had a total of 74,396,269 shares/common units outstanding at March 31, 2004.

        As of March 31, 2004, the Company had total indebtedness of approximately $1.6 billion, with a weighted average annual interest rate of 6.71 percent. Mack-Cali had a total market capitalization of $4.9 billion and a debt-to-undepreciated assets ratio of 36.6 percent at March 31, 2004. The Company had an interest coverage ratio of 3.22 times for the quarter ended March 31, 2004.

        Mitchell E. Hersh, chief executive officer, commented, "We continue to stay focused on our strategic plan of securing long-term leases with top-quality tenants, enhancing our presence in core Northeast markets, and strengthening our balance sheet so we are well-positioned to capitalize on the recovering economy."

        The following is a summary of the Company's recent activity:

ACQUISITIONS

        In April, the Company acquired 5 Wood Hollow Road, a three-story, 317,040 square-foot class A office property located in Parsippany, New Jersey. The building was purchased for approximately $34 million. The acquisition of 5 Wood Hollow Road, which is 100 percent leased to Lucent Technologies, increases the Company's holdings in Parsippany to 14 buildings totaling 2.2 million square feet.

FINANCING ACTIVITY

        In January, the Company through its operating partnership, sold $100 million of 10-year senior unsecured notes. The 5.125 percent notes are due February 15, 2014. The proceeds from the issuance of approximately $98.5 million were applied to the repayment of 7-percent, $300 million face amount unsecured notes at maturity on March 15, 2004.

        In March, the Company through its operating partnership, re-opened and sold an additional $100 million of the 10-year senior 5.125 percent unsecured notes due February 15, 2014. The proceeds from the issuance of approximately $103.2 million were used primarily to reduce outstanding borrowings under the Company's credit facility.

        Also in March, the Company's Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the first quarter 2004, which was paid on April 19, 2004 to shareholders of record as of April 5, 2004. The Board also declared a cash dividend of $0.50 per depositary share, each representing 1/100th of a share of 8-percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share) for the period January 15, 2004 through April 14, 2004. The preferred stock dividend was paid on April 15, 2004 to shareholders of record as of April 5, 2004.

LEASING INFORMATION

        Mack-Cali's consolidated in-service portfolio was 91.1 percent leased at March 31, 2004, compared to 91.5 percent leased at December 31, 2003.

        For the quarter ended March 31, 2004, the Company executed 151 leases totaling 727,337 square feet, consisting of 563,319 square feet of office space, 147,118 square feet of office/flex space, 7,600 square feet of industrial/warehouse space and 9,300 square feet at one of the Company's stand-alone retail properties. Of these totals, 274,343 square feet were for new leases and 452,994 square feet were for lease renewals and other tenant retention transactions.

        Highlights of the quarter's leasing transactions included:

  •
  Deloitte & Touche USA, LLP renewed its lease for 88,170 square feet for three years at Two Hilton Court in Parsippany, New Jersey. The 181,592 square-foot class A office building, which is located in the Mack-Cali Business Campus, is 89.8 percent leased.

  •
  AFP Imaging Corporation, a manufacturer of medical and veterinary x-ray equipment, signed a one-year renewal for 47,735 square feet at 250 Clearbrook Road in Elmsford, New York. The 155,000 square-foot office/flex building is located in the Cross Westchester Executive Park and is 94.5 percent leased.

  •
  CPG Partners, LP, an affiliate of Chelsea Property Group, Inc., signed a new, 10-year lease for 43,589 square feet at 105 Eisenhower Parkway in Roseland, New Jersey. The 220,000 square-foot class A office property, which is located in the Eisenhower/280 Corporate Center, is 83.4 percent leased.

  •
  Greater New York Mutual Insurance Company, a property and casualty insurer, renewed its lease for 100 percent of the 40,000 square-foot office building located at 377 Summerhill Road in East Brunswick, New Jersey for five years.

  •
  Allstate Insurance Company executed a five-year renewal of its lease for 25,497 square feet at 224 Strawbridge Drive in Moorestown, New Jersey. The 74,000 square-foot class A office building is 100 percent leased.

  •
  PNC Bank N.A. renewed its lease for 23,337 square feet at 1000 Westlakes Drive for seven years. The 60,696 square-foot class A office building is located in the Westlakes Office Park in Berwyn, Pennsylvania and is 87.3 percent leased.

        Additionally, during the quarter and more recently, the Company executed leases totaling 38,247 square feet with several smaller-space users at Harborside Plaza 5 in Jersey City, New Jersey bringing the building to 64.1 percent leased.

        Included in the Company's Supplemental Operating and Financial Data for the first quarter 2004 are schedules highlighting the leasing statistics for both the Company's consolidated and joint venture properties.

        The supplemental information is available on Mack-Cali's web site, as follows: http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.04.pdf

ADDITIONAL INFORMATION

        The Company expressed comfort with net income and FFO per diluted share for the second quarter and full year 2004, as follows:

	Second Quarter 2004 Range	Full Year 2004 Range
Net income available to common shareholders	$0.43-$0.44	$1.78-$1.86
Add: Real estate-related depreciation and amortization	0.42- 0.43	1.73- 1.75
Deduct: Gain on sale of investment in joint venture	—	(0.01)
Funds from operations available to common shareholders	$0.85-$0.87	$3.50-$3.60

        These estimates reflect management's view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

        An earnings conference call with management is scheduled for today, May 7, 2004, at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
 http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=878550

        The live conference call is also accessible by calling (719) 457-2633 and requesting the Mack-Cali conference call.

        The conference call will be rebroadcast on Mack-Cali's website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on May 7, 2004 through May 14, 2004. A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 796407.

        Copies of Mack-Cali's First Quarter 2004 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali's website, as follows:

        First Quarter 2004 Form 10-Q:
 http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.10q.04.pdf

        First Quarter 2004 Supplemental Operating and Financial Data:
 http://www.mack-cali.com/graphics/shareholders/pdfs/1st.quarter.sp.04.pdf

        In addition, these items are available upon request from:

        Mack-Cali Investor Relations Dept.
        11 Commerce Drive, Cranford, NJ 07016-3501
        (908) 272-8000 ext. 2484

INFORMATION ABOUT FFO

        Funds from operations ("FFO") is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company's performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company's FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

        Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 264 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 28.6 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

        Additional information on Mack-Cali Realty Corporation is available on the Company's website at http://www.mack-cali.com.

        Estimates of future FFO and net income per share are by definition and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company's future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company's principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company's ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company's ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

MACK-CALI REALTY CORPORATION

Consolidated Statements of Operations

(in thousands, except per share amounts)(unaudited)

	Quarter Ended March 31,
	2004	2003
Base rents	$126,595	$125,651
Escalations and recoveries from tenants	15,640	15,825
Parking and other	3,660	5,837
Total revenues	145,895	147,313
Real estate taxes	16,893	15,848
Utilities	11,500	10,799
Operating services	18,194	20,069
General and administrative	6,444	6,753
Depreciation and amortization	31,123	29,045
Interest expense	29,196	29,511
Interest income	(720)	(327)
Loss on early retirement of debt, net	—	1,402
Total expenses	112,630	113,100
Income from continuing operations before minority interest and equity in earnings	33,265	34,213
Minority interest in Operating Partnership	(7,236)	(7,563)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	157	2,094
Gain on sale of investment in unconsolidated joint venture (net of minority interest)	637	—
Income from continuing operations	26,823	28,744
Discontinued operations (net of minority interest):
Income from discontinued operations	—	72
Realized gain on disposition of rental property	—	1,165
Total discontinued operations, net	—	1,237
Net income	26,823	29,981
Preferred stock dividends	(500)	—
Net income available to common shareholders	$26,323	$29,981
PER SHARE DATA:
Basic earnings per common share	$0.44	$0.52
Diluted earnings per common share	$0.44	$0.52
Dividends declared per common share	$0.63	$0.63
Basic weighted average shares outstanding	59,800	57,228
Diluted weighted average shares outstanding	68,288	65,146

MACK-CALI REALTY CORPORATION

Statements of Funds from Operations

(in thousands, except per share/unit amounts)(unaudited)

	Quarter Ended March 31,
	2004	2003
Net income available to common shareholders	$26,323	$29,981
Add: Minority interest in Operating Partnership	7,236	7,563
Minority interest in equity in earnings of unconsolidated joint ventures	20	286
Minority interest in gain on sale of investment in unconsolidated joint venture	83	—
Minority interest in discontinued operations	—	169
Real estate-related depreciation and amortization on continuing operations(1)	32,007	32,085
Real estate-related depreciation and amortization on discontinued operations	—	212
Deduct: Gain on sale of investment in unconsolidated joint venture	(720)	—
Discontinued operations—realized gain on disposition of rental property	—	(1,324)
Funds from operations available to common shareholders(2)	$64,949	$68,972
Diluted weighted average shares/units outstanding(3)	74,493	71,377
Funds from operations per share/unit—diluted	$0.87	$0.97
Dividends declared per common share	$0.63	$0.63
Dividend payout ratio:
Funds from operations—diluted	72.26%	65.20%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$917	$997
Tenant improvements and leasing commissions	$12,167	$8,959
Straight-line rent adjustments(4)	$3,191	$3,410

(1)
Includes the Company's share from unconsolidated joint ventures of $1,039 and $3,170 for 2004 and 2003, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,999 shares in 2004 and 14,043 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4)
Includes the Company's share from unconsolidated joint ventures of $143 and $1,004 for 2004 and 2003, respectively.

MACK-CALI REALTY CORPORATION

Statements of Funds from Operations Per Diluted Share

(Amounts are per diluted share, except share count in thousands)(unaudited)

	Quarter Ended March 31,
	2004	2003
Net income available to common shareholders	$0.44	$0.52
Add: Real estate-related depreciation and amortization on continuing operations(1)	0.43	0.45
Real estate-related depreciation and amortization on discontinued operations	—	0.01
Deduct: Gain on sale of investment in unconsolidated joint venture	(0.01)	—
Discontinued operations—realized (gains) losses and unrealized losses on disposition of rental property, net	—	(0.02)
Rounding adjustment	0.01	0.01
Funds from operations available to common shareholders(2)	$0.87	$0.97
Diluted weighted average shares/units outstanding(3)	74,493	71,377

(1)
Includes the Company's share from unconsolidated joint ventures of $0.01 and $0.04 for 2004 and 2003, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,999 shares in 2004 and 14,043 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

MACK-CALI REALTY CORPORATION

Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31, 2004 (unaudited)	December 31, 2003
ASSETS:
Rental property
Land and leasehold interests	$553,403	$552,287
Buildings and improvements	3,176,528	3,176,236
Tenant improvements	233,035	218,493
Furniture, fixtures and equipment	7,690	7,616
	3,970,656	3,954,632
Less-accumulated deprec. & amort.	(572,984)	(546,007)
Net investment in rental property	3,397,672	3,408,625
Cash and cash equivalents	10,975	78,375
Investments in unconsolidated joint ventures, net	60,423	48,624
Unbilled rents receivable, net	77,645	74,608
Deferred charges and other assets, net	136,561	126,791
Restricted cash	7,796	8,089
Accounts receivable, net	3,419	4,458
Total assets	$3,694,491	$3,749,570
LIABILITIES AND STOCKHOLDERS' EQUITY:
Senior unsecured notes	$1,030,503	$1,127,859
Revolving credit facilities	30,000	—
Mortgages and loans payable	499,266	500,725
Dividends and distributions payable	47,453	46,873
Accounts payable and accrued expenses	44,816	41,423
Rents received in advance and security deposits	42,715	40,099
Accrued interest payable	11,328	23,004
Total liabilities	1,706,081	1,779,983
Minority interest in Operating Partnership	426,462	428,099
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000 and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized, 60,401,346 and 59,420,484 shares outstanding	604	594
Additional paid-in capital	1,629,494	1,597,785
Dividends in excess of net earnings	(86,534)	(74,721)
Unamortized stock compensation	(6,616)	(7,170)
Total stockholders' equity	1,561,948	1,541,488
Total liabilities and stockholders' equity	$3,694,491	$3,749,570

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MACK-CALI REALTY CORPORATION
MACK-CALI REALTY CORPORATION Consolidated Statements of Operations (in thousands, except per share amounts)(unaudited)
MACK-CALI REALTY CORPORATION Statements of Funds from Operations (in thousands, except per share/unit amounts)(unaudited)
MACK-CALI REALTY CORPORATION Statements of Funds from Operations Per Diluted Share (Amounts are per diluted share, except share count in thousands)(unaudited)
MACK-CALI REALTY CORPORATION Consolidated Balance Sheets (in thousands, except share amounts)